UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2007

Atlas Pipeline Holdings, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Rouser Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Atlas Pipeline Partners, L.P. (“APL”) filed a Form 8-K dated July 10, 2007 stating that its previously announced agreement to acquire certain natural gas gathering systems and processing plants of Anadarko Petroleum Corporation (the “Acquisition”) will not be completed on July 11, 2007 as APL had previously anticipated. As a result, Atlas Pipeline Holdings, L.P.’s (the “Partnership”) previously announced agreement to purchase approximately $168.8 million of APL Units and unit purchase agreement for the private placement of approximately $168.8 million of its common units will not be completed on July 11, 2007. APL stated in its Form 8-K that it remains committed to completing the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2007	ATLAS PIPELINE HOLDINGS, L.P.

	By:	Atlas Pipeline Holdings GP, LLC, its general partner

By:	/s/ Matthew A. Jones
Chief Financial Officer